UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2021

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-32565		87-0673375
(Commission File Number)		(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B300 Tomball, TX		77375
(Address of principal executive offices)		(Zip Code)

(281) 675-2421
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	RIBT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2021, RiceBran Technologies (the “Company”) received a notice from the listing qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 5550(a)(2). This notice has no immediate effect on the Company’s Nasdaq listing or the trading of its common stock.

In accordance with Nasdaq Marketplace Rule and 5810(c)(3)(A), the Company has a period of 180 calendar days from the date of notification, or until March 14, 2022, to regain compliance with the minimum bid price requirement. If at any time before March 14, 2022, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. The notice letter also disclosed that if the Company does not regain compliance within the initial compliance period, it may be eligible for an additional 180-day compliance period. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of a plan to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days to regain compliance. However, if it appears to the staff of Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the staff would notify the Company that it will not be granted additional 180 days for compliance and will be subject to delisting at that time. In the event of such notification, the Company may appeal the staff’s determination to delist its securities. There are no assurances that Nasdaq will grant extensions of time within which to achieve compliance.

The Company’s Board of Directors and management will consider available strategies in an effort to satisfy the minimum bid price requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: September 20, 2021	By:	/s/ Todd T. Mitchell
	Name:	Todd T. Mitchell
	Title:	Chief Financial Officer
(Duly Authorized Officer)